Certain identified information has been excluded from this exhibit (indicated by “[***]”) because it is both not material and is the type that the registrant treats as private or confidential.

Exhibit 10.27

SERVICES AGREEMENT

BY AND BETWEEN

TERRATS MEDICAL S.L.U., a Spanish company duly incorporated and existing under the laws of Spain, with its registered office located at C/Mogoda No. 75-99 (Polígono Industrial Can Salvatella), 08210 Barberà del Vallès (Barcelona), Spain, Spanish Tax Identification Code No. B-64542285, legally represented by its Chief Corporate Officer Cristina Cancho Descalzo with Spanish National Identification Number 40.990.111-V, email cristina.cancho@dessdental.com, and hereinafter referred to as “Company”.

and

KEYSTONE DENTAL, INC. a corporation duly incorporated and existing under the laws of the State of Delaware, United States with its principal place of business located at 154 Middlesex Turnpike Burlington, Massachusetts, United States 01803, Attention: Amnon Tamir, CFO, email atamir@keystonedental.com, and hereinafter referred to as the “Customer”.

The Company and the Customer shall hereinafter be referred to, collectively, as the “Parties” and, individually, as the “Party”.

RECITALS

WHEREAS, the Company is in the business of manufacture, sale and distribution of products related to the field of dental implant and dentistry, for which Company has developed a process to apply the Select Grip surface treatment, developed and patented by Dess Dental-Terrats Medical SL. The Select Grip surface treatment consists of an aluminium sandblasting process. The purpose is to generate a rougher surface in order to increase the retention levels of the final cemented prosthesis (the “Coating Treatment”) Scheduled I.

WHEREAS, the Customer is a manufacturer of dental implant and dentistry products commercialized under the brand “Keystone Brand”.

WHEREAS, the Customer is interested on appliying the Coating Treatment to several of their products in accordance with the regulations provided in this agreement.

NOW THEREFORE, the respective representatives having expressed that (i) the Parties exist, (ii) their powers of representation are valid, and (iii) they suffice to bind the Parties, and in consideration of the mutual covenants contained set out below, the Parties hereto covenant and agree to submit this Services Agreement (the “Agreement”), that will be ruled and governed by the following:

CLAUSES

1. – Purpose of the Agremeent

The purpose of this Agreement is to regulate the terms and conditions under which the Company shall apply the Coating Treatment to the Products (the “Services”) to be rendered at the Company’s facility located at C/Mogoda No. 75-99 08210 Barberà del Vallès (Barcelona) (the “Facility”).

The Company shall perfom the Services in accordance with (i) all applicable laws and regulations and licenses; (ii) the specifications of the treatment (Select Grip Surface Treatment) (iii) the Quality Agreement attached as Schedule II. Quality in the process stages; and (iv) this Agreement (including but not limited to its Schedules).

2. – Products

The Services shall be rendered by the Company to all those semi-manufactured products producted by the Customer (the “Products”).

The Customer shall at all times have and retain legal title to the Products, being the responsible part for their delivery and collection from our warehouse.

The Customer shall specify a purchase order with the details in references and units.

The Customer acknowledges that the quantitative and quality controls of the Products shall be carried out before its shipment to the Facility, and therefore, the Company shall no be obligued to conduct quantitative and quality controls upon receipt from the Customer.

3. – Storage of the Products

The Company shall provide adequate and safe storage for the Products in the Facility in accordance with the usual business practis in the field and the requirements of the Quality process stages. The location of the Company’s warehouse in which the Products are stored, must at all times be known to the Customer.

The Company shall, at all times, ensure availability of storage capacity for the Prodcuts in order to be able to store, at least, such volumes of the Products ordered over the next month of the forecast, and shall, for the avoidance of doubt, treat the Customer as its most favoured customer when allocating such storage capacity.

The Company shall count references and units to attend to Customer requirements.

6. – Exclusivity

This Agreement does not entail any exclusivity obligation for the Company. Nothing herein shall prevent nor prohibit the Company from manufacturing, selling any of its products, including those which incorporates the Coating Treatment, directly or indirectly, anywhere in the world.

The relationship of the Parties under the Agreement will be, and at all times will remain, one of independent entrepreneurs and independent contractors, and not that of franchisor and franchisee, joint ventures, nor principal and agent. The Parties agree that this Agreement is of a commercial nature, remaining both companies in complete independence from a legal, financial and business standpoint. The Customer undertakes to comply with labour and tax laws.

Neither Party is entitled to represent the other Party or to act on its behalf, and it cannot sign any type of agreement nor commitment in the name of the other Party with third persons and shall not take any action that has the effect of creating the appearance of having such authority.

7. – Finished product

Once the treatment has been applied, the Company will ship the product in trays of 80 units in order to avoid wear and tear between pieces.

The product will leave our facilities as an unfinished product. “ Work in process. Not finished devices. Not for human use”.

8. – Intellectual Property of the Products

Each Party hereby grants to the other Party a non-exclusive license to use the Intellectua Property of the Products and the Coating Treatment, to the only extent such is reasonably required for performing the activities under this Agreement.

The Customer represents and warrants to the Company that it is the beneficial owner of all rights in and to the Intellectual Property relating to the Products. In this regard, the Customer shall indemnify, hold harmless and defend the Company from and against all liability, costs or expenses (including, without limitation, reasonable attorney fees and court costs), damages, losses, liabilities or judgments for patent or copyright infringement or unauthorized use of trade secrets claims arising out of, incidental to, or in any way connected with any Product furnished by the Customer.

The Company shall continue to be the sole owner of any and all existing intellectual property rights related to the Coating Treatment and the Services, for which the Customer shall have no intellectual property rights whatsoever nor with regard to any and all the brands and trademarks of the Company. Consequently, the Company shall indemnify, hold harmless and defend the Customer from and against all liability, costs or expenses (including, without limitation, reasonable attorney fees and court costs), damages, losses, liabilities or judgments for patent or copyright infringement or unauthorized use of trade secrets claims arising out of, incidental to, or in any way connected with the Coating Treatment.

9. – Packaging

The Products will be delivered at the Facility in trays of 80 units as not finished devices.

The customer will send the label for the collection of the product by the courier of the customer’s choice. The Company shall to define the package dimension and weight so that the courier can generate the label correctly.

10. – Prices

The prices of the Services shall be based on the details of the treatment, [***]. In the event that the product is supplied with the tray included, the tray will be recycled (and not charged for it) for the shipment once the corresponding process is applied to the product. The tools used in the management and application of the treatment will be paid by the Customer.

Prices are to be increased by applicable taxes and do not include transportation costs (by the Customer), if any is borne by the Company. During the initial three (3) year term of this Agreement, the Company shall not increase the price for any of the Products. Thereafter, any price increases on Products may only be made by the Company on prior sixty 60 days written notice, of an informative nature, to the Customer to reflect increases in a) raw material prices used for the Services, b) the Company’s labour costs and/or manufacturing costs, c) taxes, d) consumer price index in Spain (so-called “Índice de Precios al Consumo Nacional” or “IPC”); or e) any other cause that affects the initial prices. No authorization from the Customer is required to increase prices under the terms of this Agreement. The fact that the Company does not apply such price variation shall not constitute a waiver of that right and, consequently, the Company will be entitled to apply in the future accumulated costs and increases in this regard. Price increase if applied will be excuted not more than once in each 12 months period.

The currency is Euros, agreed by both Parties.

Prices are DDP for the Products sent to the Company (all delivery charges are to be assumed by the Customer) and Ex-Works for the finished Products at Company’s facilities address, that is, at C/Mogoda No. 75-99 08210 Barberà del Vallès (Barcelona) or any other address duly notified by the Company to the Customer. The Company will advise the Customer on any change of the delivery address. The Customer will be responsible for the proper transportation and storage of the Products, at its sole expense and risk. The Customer undertakes that both its means of transportation and its warehouse fulfil the necessary characteristics to duly transport and store the Products and its packaging in perfect conditions in terms of quality and conservation, guaranteeing that it will comply with all the licenses, permits and pertinent regulations of the authorities of legal, local or other origin required for the storage of the Products.. Any damage to the Product produced before its delivery to the Company, of to the Finished Prodcuts proced after its delivery to the Customer will not be considered a cause of claim before the Company.

11. – Payment terms

Each order will be paid within thirty (30) days after invoice date.

Any delay in payment shall give rise to yearly interest of 10% starting on the due date and ending on the date of payment. In case of default (non-payment), the Company shall have the right to offset from any amount owed by the Company any amount that the Customer owes to the Company or its affiliates.

12. – Volumes, quantities and delivery times

The Customer shall order the Services for certain Products by submitting a service order indicating the quantity of Products that will be delivered at the Facility and the effective date in which the Company shall receive the Products. The Service Order shall be issued at least, 15 days before the delivery at the Facility. Orders shall considered binding unless expressly rejected for just cause in writing by the Company within two (2) business days from issuing.

If after a period of one week, following the acceptance of the order, the Customer decides to cancel it, the Company will charge a handling fee equivalent to 10% of the value of the cancelled order.

The finished Products will be delivered in three (3) weeks (working days in Barberà del Vallès shall be used as reference to these effects), following the day of the acceptance of the order. Any order received by the Company on Friday later than 10 a.m. (Spanish time) or on any non-working day will be deemed placed on the following working day (working days in Barberà del Vallès shall be used as reference to these effects) for delivery time purposes, so the period fixed in this Clause shall not begin to run until the following working day.

Unless otherwise notified by the Company, the Products included in an order will be made available at the same time upon previous communication by the Company.

If the Customer refuses without just cause to receive the finished Products, the Company can request the fulfilment of the Agreement or its termination and, in both cases, the Company will be entitled to compensation for the damages actually caused.

Notwithstanding any provision of this Agreement entitling either the Company or the Customer to recover damages from the other party or any cause of action either party may have at law against the other party for damages, under no circumstances shall either the Customer or the Company be liable for special, indirect, incidental or consequential damages nor will either the Customer or the Company be liable for any loss of profits, loss of anticipated profits, loss of revenue or loss of business opportunity of the other party, except with respect to any act or omission that that constitutes willful misconduct, bad faith or fraud as determined by a final non-appealable determination of a court of competent jurisdiction.

13. – Liability for foults and defects

Company’s sole responsibility shall be to render the Services in accordance with this Agreement.

In case that the Company is aware of any fault or defect in the rendering of the Services it will be under the obligation to inform the Customer of such fault/defect and, in consultation with the Customer, take the appropriate measures to prevent the fault/defect from arising again.

Therefore, Company’s liability is limited to the obligation to apply again the Coating Treatment (at its own cost).

The company, prior to implementing the service, estimates 5% of scrap in the preparation of the treatment and 5% in the rest of the process.

These data are subject to revision once the service has begun, as there will be information and data that may modify the previous study. Both parties agree to take this point into account and to revise it, if necessary, in the future by an addendum.

14. – Company’s Liability

Company’s liability for any personal injury caused by Products shall be strictly limited to the cases of gross negligence related to the rendering of the Coating Treatment described in this Agreement, and thus the Company’s will have no any other form of cause for such product liability.

The Customer shall hold the Company harmless from any claims made against it by third parties, for any reason arisen as a consequence of the negligent acts or omissions of the Customer or its employees.

The Company agrees to defend, indemnify and hold the Customer harmless from and against any and all claims, causes of action or liabilities, including, without limitation, reasonable attorney’s fees associated therewith, to the extent of th Company’s breach of this Agreement, its negligent acts or omissions arising out of or related to the Company’s performance of its obligations under this Agreement, including, without limitation, any failure of the finished Products to comply with the requirements set forth in this Agreement and in any Schedule hereto.

The Company has a liability insurance that covers the damages produced by the rendering of the Services with a limit of compensation of 900.000€ per case with a maximum of 3M€ per year. The Company will provide evidence of such insurance reasonably satisfactory to the Customer upon request by the Customer. The maintenance of insurance by the Company shall not constitute a limit on the damages for which the Company may be held responsible in the event of a breach of this Agreement by the Company. The Company’s insurance exclusively covers the responsibility for manufacturing defects of the product but not any claim related to the prescription and / or marketing of the products.

15. – Obligations and rights of the Parties

Each of the parties represents and warrants that it has taken all necessary action to enter into, and perform its obligations under, this Agreement, that the person executing this Agreement on behalf of such party is duly authorized to do so, and that this Agreement represents a legal, valid, and binding obligation of such party, enforceable in accordance with its terms, except as such enforce-ability may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights. Scheduled II. Quality in the process stages.

The Company has the obligation to deliver the Products on time and with the quality agreed for the Services. Nevertheless, the Company can accept or refuse the orders for non-payment or grave misconduct against the terms and conditions of this Agreement and, in this case, will inform the Customer about this situation within five (5) working days from the order reception or the grave misconduct.

The Customer will be responsible for the collection, remittance and payment of any or all taxes, charges, levies, assessments, processing, registration and other fees and processes of any kind imposed by governmental or other authority in respect of the manufacte purchase, import, sale or resale of the Products. Any and all expenses, costs and charges incurred by the Customer in performance of its obligations under this Agreement will be paid by the Customer.

Neither Party may transfer or assign its rights or delegate its duties in this Agreement without the prior written consent of the other Party.

16. – Confidentiality

Each Party shall treat all details, data, information and other facts concerning the other Party obtained in the framework of this Agreement with strict confidentiality and shall not disclose them to third parties. Each of the Parties shall only use this information for the purpose intended in this Agreement.

In particular, neither Party will use (except to undertake the activities contemplated by this Agreement), publish or otherwise disclose any information related to the other Party nor to its products, services or business activities that is acquired by the receiving Party in connection with the performance of this Agreement unless required by law, regulation or legal process (and, in such event disclosure shall only be made after affording the Party’s whose information will be disclosed, a reasonable opportunity, to the extent legally possible, to secure confidential treatment to the information to be disclosed and further subject to the requirements of the last paragraph of this Clasue 9). During the term of this Agreement and for a period of two (2) years thereafter, neither Party will disclose, reveal nor use any Confidential Information concerning the other Party or its business without the prior written consent of the disclosing Party; provided, however, that the confidentiality obligations hereunder shall survive indefinitely with respect to each Party’s, products, pricing and trade secrets or proprietary information which may be disclosed to the other Party in connection with this Agreement.

“Confidential Information” means all information of any type or form (whether visual, written, oral, electronic, photographic or otherwise) of a proprietary or confidential nature and not generally known to the public that is disclosed (either intentionally or unintentionally) by either Party to the other Party. Confidential Information shall not, however, include any information that, as shown by competent proof, (i) is publicly known or generally available in the public domain prior to the time of disclosure by the disclosing Party to the receiving Party, (ii) becomes publicly known or generally available in the public domain after disclosure by the disclosing Party to the receiving Party through no action or inaction of the receiving Party or of its employees, (iii) is already in the possession of the receiving Party at the time of disclosure by the disclosing Party on a non-confidential basis from a source not bound to an obligation of confidentiality to the disclosing Party.

All Confidential Information provided hereunder will be and remain the property of the Party providing such Confidential Information and will be promptly returned to the disclosing Party or destroyed upon the disclosing Party’s written request..

In the event that a Party is required by legal process to disclose all or part of the Confidential Information of the other Party, the Party required to make such disclosure will communicate to the other Party in writing such circumstances as soon as possible and, in any case, before disclosing or transferring the Confidential Information. In such cases, the Parties will cooperate in taking such measures as are appropriate to safeguard to the extent possible the confidentiality of the Confidential Information required to be disclosed by legal process.

17. – Duration of the Agreement

This Agreement will enter into force from the last date of signature of the Agreement upon full execution by the Parties (“Effective Date”) and it has a duration of three (3) years from the Effective Date and will be automatically renewed on an annual basis unless either of the Parties informs the other in writing by notice provided in accordance with Clause 18 of non-renewal of this Agreement at least six (6) months prior to the expiration date of this Agreement (as the same be extended pursuant to the provisions of this Clause 17 (e.g. notice no later than June 30th, finishing date December 31st, effective by January 1st).

The Agreement can also be cancelled by the Party in compliance by written notice to the other Party if the other Party does not keep the points agreed in this Agreement and does not remedy the breach within any applicable cure period provided in this Clause 17.

Either Party shall have the right to terminate this Agreement forthwith by written notice thereof if:

a)

The other Party has committed a breach of the Agreement and the breach has not been remedied within fifteen (15) days after written notice from the other Party, unless the breach and termination rights are otherwise addressed by the succeeding provisions of this Clause 17.

b)	Immediately, if the other Party is convicted of committing a crime or illegal act or it engages in deceptive or fraudulent business practices, whenever such accusations are not unfounded.

c)

Immediately, if the other Party dissolves, ceases doing business or becomes subject to the presentation of a winding up/insolvency/bankruptcy petition or if a resolution or judgement is passed for voluntary or involuntary winding up/insolvency/bankruptcy of the company.

Upon termination of this Agreement, whatever the cause is, the Parties will fulfil their obligations undertaken until then, even if the termination is due to the breach of the Agreement by either Party, except as expressly provided in this Agreement. In particular, except in the event of termination by the Company due to a breach or default by the Customer in performance of the terms of this Agreement, the Company shall honour all services orders that the Customer placed prior to the effective date of termination or Agreement expiry. The confidentiality and indemnification provisions of this Agreement shall survive the termination of this Agreement.

18. – Miscellaneous

Traceability. The Customer needs to secure the Product traceability and must keep track of the sold products and its corresponding lot number as required by Applicable Law. The Customer will collaborate with the Company to maintain the traceability. If additional information is needed, the Customer agrees to facilitate it to the Company without delay. For 5 years after delivery to the Customer of each Product or Finished Product, or such longer period as may be required by Applicable Law, the Customer shall (i) maintain traceability and keep track of Products and corresponding lot numbers in compliance with Appplicable Law, and (ii) provide the Company a copy of such records upon its written request.

Notices. All notices, demands or other communications required or permitted to be given or delivered under or by reason of the provisions hereof shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent via email and acknowledge by a read receipt (excluding an automatic out of office or similar automatic response), (iii) the next business day in the Commonwealth of Massachusetts, United States after having been sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) upon receipt after having been transmitted by mail to the recipient by certified or registered mail, return receipt requested (or equivalent) and postage prepaid. Either Party may by written notice to the other in compliance with the provisions of this paragraph may change the address to which any such communication shall be sent, and, after notice of such change has been received, any communication shall be sent to such Party at such changed address.

Notices to the Company shall be sent to:

Terrats Medical S.L.U.

Attn:	Cristina Cancho Descalzo
Address:	C/Mogoda 75-99, 08210 Barberà del Vallès, Barcelona, SPAIN
Email:	cristina.cancho@dessdental.com

Notices to the Customer shall be sent to:

Keystone Dental, Inc.

Attn: Amnon Tamir, CFO

Address: 154 Middlesex Turnpike, Burlington, MA, USA 01803

Email: atamir@keystonedental.com

Entire Agreement; Amendments. This Agreement, including the exhibits attached hereto, each of which is incorporated herein by reference in its entirety, constitutes the entire Agreement between the Parties. All prior or contemporaneous agreements, proposals, understandings and communications between or involving the Parties, whether oral or written, are superseded by this Agreement. Neither Party’s general terms and conditions contained in any service order, order confirmation, invoice or other document used or submitted by either Party shall apply. This Agreement may not be amended, nor any obligation waived, except by a writing signed by both Parties.

No Waiver. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Severability. If any term of this Agreement is held by a Court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining unaffected terms, shall remain in full force and effect as if such invalid or unenforceable term had never been included. In any case, in order to avoid the effects of such nullity, each Party shall use its reasonable commercial efforts to negotiate in good faith a modification of the invalid covenant that gives effect, to the extent possible, if at all, the invalid provision in consideration of the overall purpose of this Agreement.

Force Majeure. As used herein, “Force Majeure” shall mean any circumstance beyond the reasonable control of a Party which effectively prevents such Party from performing its obligations here-under; provided, that, such circumstance, despite the exercise of reasonable diligence, cannot be or could not be prevented, avoided, or removed by such Party and is not attributable to the negligence or misconduct of such Party. Force Majeure events include: (a) acts of God; (b) acts of war or the public enemy, whether war be declared or not, invasion, armed conflict or act of a foreign enemy, revolution and public disorders, including insurrection, rebellion, civil commotion, sabotage, riots, and violent demonstrations; (c) strikes, lockouts, riots, labor disputes, in any such case which are widespread or nationwide (i.e., excluding those directed only at a Party); (d) floods, tidal waves, explosions, fires, earthquakes, typhoons and other natural calamities; or (e) any other event of similar nature which prevents the Parties from performing their obligations under this Agreement. No Party shall be deemed in default of this Agreement for any delay or failure to fulfill any obligation hereunder to the extent as long as the fulfilment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide written notice to the other Party of the nature and extent of any such Force Majeure condition; and (b) use commercially reasonable efforts to remove any such causes to fulfil this Agreement as soon as possible.

No Publicity. Neither Party shall originate any publicity, press releases or other public announcement relating to any relationship between the Parties, this Agreement or the performance hereof without the other Party’s prior written consent.

Time of the Essence. Time is of the essence with respect to the Company’s obligation to deliver Products within the times required by this Agreement, as applicable.

19. – Product Conformity

The Customer shall be the legal manufacturer of the Products and FDA and CE Registration shall be in the name of the Customer. The Company is solely the service provider. Customer guarantees that it will maintain and/or obtain again, under the same conditions as when signing this Agreement, CE mark and/or FDA Clearance of Products in accordance with this Agreement based on the current applicable regulations (e.g. EN ISO 13485, MDR...) during the term of the Agreement.

The Customer shall cause the Products to comply with all legal requirements applicable in the United States initially and in each other jurisdiction (collectively, “Applicable Law”).

The Customer has to register as importer of the Products in the United States and the Customer must ensure that the initial importer of products is registered as required in each other jurisdiction.

20. – Court and Law

20.1

In the case of any disputes between the Parties arising from the Agreement, the Parties shall discuss and attempt in good faith to negotiate a solution acceptable to both Parties and in the spirit of this Agreement. If after negotiating in good faith pursuant to the foregoing sentence, the Parties fail to reach agreement, then the CEOs of both Parties shall discuss in good faith an appropriate resolution to the dispute. If these executives fail, after good faith discussions undertaken within reasonable promptness, to reach an amicable agreement within ninety (90) calendar days from the beginning of the first negotiations between the Parties, then either Party may, upon written notice to the other Party, submit the matter to arbitration proceedings pursuant to Article 20.2 below. No statements made by either Party during such discussions will be used by the other Party or admissible in arbitration or any other subsequent proceedings for resolving the dispute.

20.2

Failing an amicable resolution in accordance with Article 20.1 all disputes arising out of or in connection with the Agreement shall be finally resolved, in the city of the defendant, under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with said Rules, applying the law of the defendant, the proceedings taking place in English.

21. – Signatures

This Agreement may be executed in any number of counterparts, each of which is deemed an original but all of which constitute the same instrument. This Agreement may be executed by the exchange of faxed executed copies, certified electronic signatures or copies delivered by electronic mail in Adobe Portable Document Format or similar format, and any signature transmitted by such means for the purpose of executing this Agreement is deemed an original signature for purposes of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date by their respective duly authorized representatives, certify that they have read, understood and agreed to the terms and conditions as set forth in this Agreement.

KEYSTONE DENTAL, INC.	TERRATS MEDICAL S.L.U.

By:	By:
Name: Amnon Tamir	Name: Cristina Cancho
Title: CFO	Title: CCO

Date and place:	Date and place:

May 17, 2023	17/05/2023

Schedule I.

Coating Treatment

The Company will receive some anatomical abutments semi-manufactured by Keystone Dental (legal manufacturer) in order to apply the Select Grip Surface Treatment, developed and patented by DESS DENTAL

The Select Grip surface treatment comprises an aluminium oxide (Al2O3) sandblasting process. Its purpose is to generate a rougher surface to increase the retention levels of the final fixed prosthesis.

Schedule II.

Quality in the process stages

Part of the process	Select Grip Treatment
	KEYSTONE DENTAL	TERRATS MEDICAL
Setting	X
Machine set up	X
Tooling	X
Cleaning	X
Dimensional	X
Visual	X
Treatment		X
Cleaning (Dowclene 1601 modified alcohol solvent)		X
Visual control		X
Final cleaning (Spike tron-in 70~~°~~ alcohol)		X
Packaging (trays)		X
Asociated CoC		X